Asset Purchase Agreement #1

                                      among

                             WellTech Eastern, Inc.

                             Key Energy Group, Inc.

                       Kalkaska Construction Service, Inc.

                               Dennis Hogerheide,
                               LaWenda Hogerheide,
                                David Hogerheide
                                       and
                                Derek Hogerheide







                                 March 31, 1997

                           Asset Purchase Agreement #1


This Asset Purchase Agreement (herein this "Agreement") is entered into as of March 31, 1997, among WellTech Eastern, Inc., a Delaware corporation (herein "Buyer"), Key Energy Group, Inc., a Maryland Corporation (herein "Key"), and Kalkaska Construction Service, Inc., a Michigan Corporation, (herein the
"Seller"). Dennis Hogerheide, LaWenda Hogerheide, David Hogerheide and Derek Hogerheide are referred to collectively herein as the "Shareholders" and individually as a "Shareholder."

                              W I T N E S S E T H:

WHEREAS, the Seller desires to sell substantially all of its assets, and Buyer desires to acquire such assets..

NOW,   THEREFORE,   in   consideration   of  the  premises  and  of  the  mutual
representations, warranties, covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:


                         I. Purchase and Sale of Assets

A. Purchase and Sale of the Assets. Subject to the terms and conditions set forth in this Agreement, the Seller hereby agrees to sell, convey, transfer, assign and deliver to Buyer all of the assets of the Seller existing on the date hereof other than the Excluded Assets (as defined in Section 1.2, hereof), whether tangible or intangible, including, without limitation, the following assets of the Seller relating to or used or useful in the operation of the businesses as conducted by the Seller and those parties listed on Schedule 1.1 hereto (herein the "Affiliated Companies") on and before the date hereof (the "Businesses") (all such assets being sold hereunder are referred to collectively herein as the "Assets"):

(1) all tangible personal property of the Seller and all tangible personal property used in the Businesses (such as machinery, equipment, leasehold improvements, furniture and fixtures, and vehicles), including, without limitation, that which is more fully described on Schedule 1.1(a) hereto (collectively, the "Tangible Personal Property");

(1) all of the Seller's inventory and all inventory used in the Businesses (collectively, the "Inventories"), subject to changes in the ordinary course of business since the Balance Sheet Date (as defined in Section 2.1.8 hereof);

(1) all of the Seller's intangible assets and all intangible assets used in the Businesses, including without limitation, (i) all of the Seller's rights to the names under which it is incorporated or under which it currently does business,
(ii) all of the Seller's rights to any of its patents, patent applications, trademarks and service marks (including registrations and applications
therefor), trade names, and copyrights and written know-how, trade secrets, licenses and sublicenses and all other similar proprietary data and the goodwill associated therewith (collectively, the "Intellectual Property") used or held in connection with the Businesses (the "Seller Intellectual Property") and (iii) the Seller's phone numbers and all of its sales and promotional literature, excluding account ledgers, books, records, files and data, corporate minute books of the Seller and the Affiliated Companies, and all other records of the Seller and the Affiliated Companies (collectively, the "Intangibles"); "Intangibles");

(1) those leases, subleases, contracts, contract rights, and agreements relating to the Assets or the operation of the Businesses, specifically listed on
Schedule 1.1(d) hereto (collectively, the "Contracts");

(1) all of the permits, authorizations, certificates, approvals, registrations, variances, waivers, exemptions, rights-of-way, franchises, ordinances, orders, licenses and other rights of every kind and character (collectively, the "Permits") relating principally to all or any of the Assets or to the operation of the Businesses, including, but not limited to, that which is more fully described on Schedule 1.1(e) hereto (collectively, the "Seller Permits");

(1) the goodwill and going concern value of the Businesses; and

(1) all other or additional privileges, rights, interests, properties and assets of the Sellers or of the Affiliated Companies of every kind and description and wherever located that are used in the Businesses or intended for use in the Businesses in connection with, or that are necessary for the continued conduct of, the Businesses;

A. Excluded Assets. The Assets shall not include the following (collectively, the "Excluded Assets"): (i) all of the Seller's accounts receivable and all other rights of the Seller to payment for services rendered by the Seller or the Affiliated Companies before the date hereof; (ii) all cash accounts of the Seller and all petty cash of the Seller kept on hand for use in the Businesses;
(iii) all right, title and interest of the Seller in and to all prepaid rentals, other prepaid expenses, bonds, deposits and financial assurance requirements, and other current assets relating to any of the Assets or the Businesses; (iv) all assets in possession of the Seller but owned by third parties; (v) the assets of the Seller listed in Schedule 1.2, hereof; (vi) the corporate charter, related organizational documents and minute books of the Seller; and (vii) the consideration paid or payable by Buyer to Seller pursuant to Section 1.3 hereof.

A. Consideration for Assets. As consideration for the sale of the Assets to Buyer and for the other covenants and agreements of the Seller and the Shareholders contained herein:

(1)  Buyer  agrees  on the  date  hereof  to pay  Seller  and the  below  listed
Affiliated Companies in the form of a cashier's check or bank check or wire transfer of immediately available funds to an account designated by the Seller (the "Cash Consideration"), the following: Seller: $1,928,365.00
                       BMG:                     110,000.00
                       W & J Enterprises, Inc.: 175,000.00

(1) Key, for the benefit of Buyer,  agrees to issue in  accordance  with Section
5.5 hereof, ______ shares of common stock of Key, par value $0.10 per share (herein "Key Shares").

(1) Buyer agrees to deliver to Seller on the date hereof the sum of Three Hundred Thousand Dollars ($300,000.00) to be used by Seller to construct a building for Buyer. This amount is subject to the provisions of Section 5.9.

A. Liabilities. Effective as of the date hereof, Buyer shall assume those, and only those, liabilities and obligations of the Seller to perform the Contracts to the extent that the Contracts have not been performed and are not in default on the date hereof (the "Assumed Liabilities"). On and after the date hereof, the Seller shall be responsible for all other liabilities and obligations of the Seller other than the Assumed Liabilities, including, without limitation, any obligations arising from the Seller's employment before the date hereof of those employees of the Seller listed on Schedule 5.2 hereto (the "Retained Liabilities").


                        I. Representations and Warranties
                       of the Sellers and the Shareholder

Representations and Warrantiesof the Sellers and the Shareholder Representations and Warranties of the Seller and the Shareholders. The Seller and each of the Shareholders jointly and severally represent and warrant to Buyer as follows:

1. Organization and Good Standing. Seller and each Affiliated Company is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary except where the failure to so qualify would not have a material adverse effect on the business of Seller.

1. Agreements Authorized and their Effect on Other Obligations. The execution and delivery of this Agreement have been authorized by all necessary corporate and shareholder action on the part of the Seller and Affiliated Companies, and this Agreement is the valid and binding obligation of the Seller and each of the Shareholders enforceable (subject to normal equitable principals) against each of such parties in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws (or other organizational documents) of the Seller or Affiliated Companies, (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which the Seller, Affiliated Companies or the Shareholders is a party or by which the Seller, Affiliated Companies or the Shareholders or their respective properties are bound; or (iii) any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator, or other governmental authority to which the Seller, Affiliated Companies or the Shareholders or any of their respective properties are subject.
Schedule 2.1.2. hereto contains a complete list of all shareholders of Seller as of the Closing Date.

1. Contracts. Schedule 1.1(d) hereto sets forth a complete list of all contracts, including leases under which the Seller is lessor or lessee, which relate to the Assets and are to be performed in whole or in part after the date hereof. All of the Contracts are in full force and effect, and constitute valid and binding obligations of the Seller. The Seller is not, and no other party to any of the Contracts is, in default thereunder, and no event has occurred which (with or without notice, lapse of time, or the happening of any other event) would constitute a default thereunder. No Contract has been entered into on terms which could reasonably be expected to have a material adverse effect on the use of the Assets by Buyer. Neither the Seller, any of the Affiliated Companies nor any of the Shareholders have received any information which would cause any of such parties to conclude that any customer of the Seller or any of the Affiliated Companies will (or is likely to) cease doing business with Buyer, as successor to the Businesses, as a result of the consummation of the transactions contemplated hereby.

1. Title to and Condition of Assets. The Seller has good, indefeasible and marketable title to all of the Assets, free and clear of any Encumbrances (defined below). All of the Assets are in a state of good operating condition and repair, ordinary wear and tear excepted, and are free from any known defects except (i) as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations, or (ii) as otherwise set forth in the Appraisal by Superior Appraisals dated July 23, 1996, or (iii) as set forth in Schedule 2.1.4 (a). All of the Assets conform to all applicable laws governing their use. Except as set forth on Schedule 2.1.4 (b) hereto, no notice of any violation of any law, statute, ordinance, or regulation relating to any of the Assets has been received by the Seller, any of the Affiliated Companies or any of the Shareholders, except such as have been fully complied with. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights of way, limitations, reservations, restrictions, and other encumbrances of any kind or nature.

2. Bulk Sales Act Not Applicable. Neither the Seller nor any of the Affiliated Companies are, or were, in the business of selling merchandise from stock or manufacturing what it sells.

1. Licenses and Permits. Schedule 1.1(e) hereto sets forth a complete list of all Permits necessary under law or otherwise for the operation, maintenance and use of the Assets in the manner in which they are now being operated, maintained and used. Each of the Seller Permits and the Seller's rights with respect thereto is valid and subsisting, in full force and effect, and enforceable by the Seller subject to administrative powers of regulatory agencies having jurisdiction. The Seller is in compliance in all material respects with the terms of each of the Seller Permits. None of the Seller Permits have been, or to the knowledge of the Seller, any of the Affiliated Companies or any of the Shareholders, are threatened to be, revoked, canceled, suspended or modified. Upon consummation of the transactions contemplated hereby, all of the Seller Permits shall be assignable to Buyer and upon such assignment, each of the Seller Permits and Buyer's rights with respect thereto will be valid and subsisting in full force and effect, and enforceable by Buyer subject to administrative powers of regulatory agencies having jurisdiction.

1. Intellectual Property. Section 1.1(c) sets forth a complete list of all Intellectual Property material to or necessary for the continued conduct of the Businesses. The Seller Intellectual Property is owned or licensed by the Seller free and clear of any Encumbrances. Neither the Seller nor any of the Affiliated Companies have granted to any other person any license to use any Seller Intellectual Property. Use of the Seller Intellectual Property will not, and the conduct of the Businesses did not, infringe, misappropriate or conflict with the Intellectual Property rights of others. Neither the Seller nor any of the Affiliated Companies nor any of the Shareholders have received any notice of infringement, misappropriation, or conflict with the intellectual property rights of others in connection with the use by the Seller or any of the Affiliated Companies of the Seller Intellectual Property.

1. Financial Statements. The Seller has delivered to Buyer copies of Seller's unaudited balance sheet, copies of which are attached hereto as Schedule 2.1.8 ( the "Balance Sheet") and related statements of income, retained earnings and cash flows (collectively, the "Financial Statements") as at and for the period ending November 30, 1996, (the "Balance Sheet Date"). The Financial Statements are true, correct and complete in all material respects and present fairly and fully the financial condition of the Seller as at the dates indicated, and have been prepared in accordance with generally accepted accounting principles as promulgated by the American Institute of Certified Public Accountants ("GAAP") applied on a consistent basis, except as noted therein. Each of the Financial Statements include all adjustments which are necessary for a fair presentation of the Seller's results for that period. The inventories of the Seller reflected in the Balance Sheet, or which have thereafter been acquired by Seller, consist of items of a quality and quantity salable in the normal course of the Businesses. The values at which such inventories are carried are in accordance with GAAP applied on a consistent basis, and are consistent with the normal inventory level and practices of Seller with respect to the Businesses.

1. Absence of Certain Changes and Events. Other than as a result of the transactions contemplated by this Agreement and except as set forth in Schedule
2.1.9 hereto, since the Balance Sheet Date, there has not been:

(1) Financial Change. Any adverse change in the Assets, the Businesses or the financial condition, operations, liabilities or prospects of the Seller;

(1) Property Damage. Any damage, destruction, or loss to any of the Assets or the Businesses (whether or not covered by insurance);

(1) Waiver. Any waiver or release of a material right of or claim held by the Seller;

(1) Change in Assets. Any acquisition, disposition, transfer, encumbrance, mortgage, pledge or other encumbrance of any asset of the Seller other than in the ordinary course of business;

(1) Labor Disputes. Any labor disputes between the Seller and its employees; or

(1) Other Changes. Any other event or condition known to the Seller or any of the Shareholders that particularly pertains to and has or might have an adverse effect on the Assets, the operations of the Businesses or the financial condition or prospects of the Seller.

1. Necessary Consents. The Seller has obtained and delivered to Buyer all consents to assignment or waivers thereof required to be obtained from any governmental authority or from any other third party in order to validly transfer the Assets hereunder.

1. Environmental Matters. None of the current or past operations of the Businesses of the Seller or any of the Assets are being or have been conducted or used in such a manner as to constitute a violation of any Applicable Environmental Laws (defined below), except to the extent that the Seller caused the environmental conditions as set forth in Schedule 2.1.11 (a). Neither the Seller nor any of the Affiliated Companies nor any of the Shareholders have received any notice (whether formal or informal, written or oral) from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to violations of any Applicable Environmental Laws or regarding any claims for remedial obligations or contribution for removal costs or damages under any Applicable Environmental Laws. There are no writs, injunction decrees, orders or judgments outstanding, or lawsuits, claims, proceedings or investigations pending or, to the knowledge of the Seller, any of the Affiliated Companies or any of the Shareholders,
threatened relating to the ownership, use, maintenance or operation of the Assets or the conduct of the Businesses, nor, to the knowledge of the Seller, any of the Affiliated Companies or any of the Shareholders, is there any basis for any of the foregoing. Buyer is not required to obtain any permits, licenses or similar authorizations pursuant to any Applicable Environmental Laws in effect as of the date hereof to operate and use any of the Assets for their current or proposed purposes and uses. To the knowledge of the Seller, any of the Affiliated Companies or any of the Shareholders, the Assets include all environmental and pollution control equipment necessary for compliance with all Applicable Environmental Laws. Except as set forth in Schedule 2.1.11 (b) hereto, no Hazardous Materials (defined below) have been or are currently being used by the Seller or any of the Affiliated Companies in the operation of the Assets. Except as set forth in Schedule 2.1.11 (b) hereto, no Hazardous Materials are or have ever been situated on or under any of the properties of Seller or any of the Affiliated Companies, whether owned or leased, or incorporated into any of the Assets. Except as set forth in Schedule 2.1.11 (b) hereto, to the knowledge of the Seller, any of the Affiliated Companies or any of the Shareholders, there are no, and there have never been any, underground storage tanks (as defined under Applicable Environmental Laws) located under any of the properties of Seller or any of the Affiliated Companies, whether owned or leased. The term "Applicable Environmental Laws" means any applicable federal, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to human health, the environment, or to the storage, treatment, discharge, release or disposal of hazardous wastes or hazardous substances, including, without limitation (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss.9601 et seq.), as amended from time to time, including, without limitation, as amended pursuant to the Superfund Amendments and Reauthorization Act of 1986 ("CERCLA"), and regulations promulgated thereunder, (ii) the Resources Conservation and Recovery Act of 1976 (42 U.S.C. ss.ss.6901 et seq.), as amended from time to time ("RCRA"), and regulations promulgated thereunder, (iii) the Federal Water Pollution Control Act (U.S.C.A. ss.9601 et seq.), as amended, and regulations promulgated thereunder, and (iv) any applicable state laws or regulations relating to the environment. The term "Hazardous Materials" means (x) asbestos, polychlorinated biphenyls, urea formaldehyde, lead based paint, radon gas, petroleum, oil, solid waste, pollutants and contaminants, and (y) any chemicals, materials, wastes or substances that are defined, regulated, determined or identified as toxic or hazardous in any Applicable Environmental Laws, including, but not limited to, substances defined as "hazardous substances," "hazardous materials," or "hazardous waste" in CERCLA, RCRA, the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801, et seq.), or comparable state and local statutes or in the regulations adopted and publications promulgated pursuant to said statutes.

1. No ERISA Plans or Labor Issues. No employee benefit plan of the Seller or Affiliated Companies, whether or not subject to any provisions of the Employee Retirement Income Security Act of 1974, as amended, will by its terms or applicable law, become binding upon or an obligation of Buyer. Neither the Seller nor any of the Affiliated Companies have engaged in any unfair labor practices which could reasonably be expected to result in a material adverse effect on the Assets. Except as set forth in Schedule 2.1.12 hereto, neither the Seller nor any of the Affiliated Companies have any dispute with any of its existing or former employees and there are no labor disputes or, to the knowledge of the Seller or any of the Affiliated Companies or any of the Shareholders, any disputes threatened by current or former employees of the Seller or any of the Affiliated Companies. Neither the Seller nor any of the Affiliated Companies nor any of the Shareholders know of any claims or efforts by any of its employees or by others to organize their employees into a union and/or unions.

1. Investigations; Litigation. No investigation or review by any governmental entity with respect to the Seller or any of the Affiliated Companies or any of the transactions contemplated by this Agreement is pending or, to the knowledge of the Seller, any of the Affiliated Companies or any of the Shareholders, threatened, nor has any governmental entity indicated to the Seller, any of the Affiliated Companies or any of the Shareholders an intention to conduct the same. Except as set forth in Schedule 2.1.13 hereto, there is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which the Seller, any of the Affiliated Companies or any of the Shareholders is a party or, to the knowledge of the Seller, any of the Affiliated Companies or any of the Shareholders, might become a party or which particularly affects the Assets. Neither Seller nor any of the Affiliated Companies nor any of the Shareholders know of any claims that any of its officers, employees or agents have violated any state or federal civil rights law including the Michigan Elliott-Larsen Civil Rights Act.

1. Absence of Certain Business Practices. Neither Seller nor any of the Affiliated Companies nor any officer, employee or agent of the Seller or any of the Affiliated Companies, or any other person acting on behalf of the Seller or any of the Affiliated Companies, have, directly or indirectly, within the past five years, given or agreed to give any gift or similar benefit to any customer, supplier, government employee or other person who is or may be in a position to help or hinder the profitable conduct of the Businesses or the profitable use of the Assets, (or to assist the Seller or any of the Affiliated Companies in connection with any actual or proposed transaction) which if not given in the past, might have had a material adverse effect on the profitable conduct of the Businesses or the profitable use of the Assets, or if not continued in the future, might materially adversely affect the profitable conduct of the Businesses or the profitable use of the Assets.

1. Solvency. The Seller is not now insolvent, nor will the Seller be rendered insolvent by the occurrence of the transactions contemplated by this Agreement. The term "insolvent", with respect to the Seller, means that the sum of the present fair and saleable value of Seller's assets does not and will not exceed its debts and other probable liabilities, and the term "debts" includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent, disputed or undisputed or secured or unsecured.

2. Untrue Statements. The Seller has made available to Buyer true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, lists of suppliers and customers, and records relating principally to the Businesses and the Assets, and such information covers all commitments and liabilities of Buyer relating principally to the Businesses and the Assets. This Agreement does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements made herein and therein not misleading in any material respect.

1. Prior Owners of Assets. At closing all of the Assets will be conveyed by Seller to Buyer. The name of each business entity (together with its Federal I.D. #) affiliated with Seller or any of the Shareholders that during the past six years owned any of the Assets to be conveyed to Buyer are:
                           Kalkaska Production, Inc.          38-2451482
                           Kalkaska Oilfield Services, Inc.   38-3083604
                           BMG                                38-2916483
                           W & J Enterprises, Inc.            38-2836574
                           Kalkaska Consolidated Crane, Inc.  38-3228156

1. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller, the Shareholders and their counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payment.

1. Investment Representations of Seller. The Seller and each of the Shareholders acknowledge, represent and agree that :

(a) Seller and/or each Shareholder in whose name the Key Shares are registered pursuant to Section 5.5 hereof (the "Key Share Recipient") are an "accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

(b) (i) Each Key Share Recipient, through its own operations, is knowledgeable in operations of the type conducted by Key, (ii) Key has made available to each Key Share Recipient extensive legal, financial, accounting and other business records for examination by each Key Share Recipient, (iii) Key has made its principal executive and operating personnel available for consultation with the designated representatives of each Key Share Recipient, (iv) each Key Share Recipient has made an extensive investigation of Key's assets and liabilities, business and financial affairs, and operations, (v) each Key Share Recipient is aware of the risks associated with ownership of the Key Shares, (vi) each Key Share Recipient is capable of bearing the financial risks associated with such ownership, and (vii) while recognizing that it cannot effectively waive the protections afforded to it under the Securities Act, each Key Share Recipient regards itself as an entity of such financial capacity, sophistication, and prudence that it does not require the protections afforded to it by the Securities Act, and is relying upon its own investigation of Key in making its decision to enter into this Agreement. enter into this Agreement.

(c) The Key Shares have not been registered under the Securities Act, or registered or qualified under any applicable state securities laws;

(d) The Key Shares are being issued to each Key Share Recipient in reliance upon exemptions from such registration or qualification requirements, and the availability of such exemptions depends in part upon the bona fide investment intent of Seller and the Shareholders with respect to the Key Shares;

(e) The acquisition of the Key Shares by each Key Share Recipient is solely for its own account for investment, and each Key Share Recipient is not acquiring the Key Shares for the account of any other person or with a view toward resale, assignment, fractionalization, or distribution thereof other than resale pursuant to the Shelf Registration defined in Section 5.6 hereof;

(f) Each Key Share Recipient shall not offer for sale, sell, transfer, pledge, hypothecate or otherwise dispose of any of the Key Shares except in accordance with the registration requirements of the Securities Act and applicable state securities laws or upon delivery to Key of an opinion of legal counsel reasonably satisfactory to Key that an exemption from registration is available;

(g) Since the Key Shares have not been registered under the Securities Act or applicable state securities laws, each Key Share Recipient must bear the economic risk of holding the Key Shares for an indefinite period of time, and each Key Share Recipient is capable of bearing such risk; and

(h) In addition to any other legends required by law or the other agreements entered into in connection herewith, the certificate evidencing the Key Shares will bear a conspicuous restrictive legend substantially as follows:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS, AND THEY CANNOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE HYPOTHECATED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH OTHER STATE LAWS OR UPON DELIVERY TO THIS CORPORATION OF AN OPINION OF LEGAL COUNSEL SATISFACTORY TO THE CORPORATION THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.



                 I. Representations and Warranties of Buyer and
                                       Key

A. Representations and Warranties of Buyer. Buyer represents and warrants to Seller and the Shareholders as follows:

1. Organization and Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary except where the failure to so qualify would not have a material adverse affect on the business of Buyer.

1. Agreement Authorized and its Effect on Other Obligations. The execution and delivery of this Agreement have been authorized by all necessary corporate action on the part of Buyer, and this Agreement is the valid and binding obligation of Buyer, enforceable (subject to normal equitable principals)
against Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws of Buyer; (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Buyer is a party or by which Buyer or its properties are bound; or (iii) any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which Buyer or any of its properties are subject.

1. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer and its counsel directly with Seller, the Shareholders and their counsel, without the intervention of any other person as the result of any act of Buyer in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payment.

A. Representations and Warranties of Key. Key represents and warrants to Seller and each of the Shareholders as follows:

1. Organization and Standing. Key is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation authorized to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary except where the failure to so qualify would not have a material adverse affect on the business of Buyer.

1. Agreement Authorized and its Effect on Other Obligations. The execution and delivery of this have been authorized by all necessary corporate action on the part of Key, and this Agreement is the valid and binding obligation of Key, enforceable (subject to normal equitable principals) against Key in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws of Key; (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which Key is a party or by which Key or its properties are bound; or (iii) any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator or other governmental authority to which Key or any of its properties is subject.

1. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Key and its counsel directly with Seller, the Shareholders and their counsel, without the intervention by any other person as the result of any act of Key in such a manner as to give rise to any valid claim against any of the parties hereto for any brokerage commission, finder's fee or any similar payments.


                                   I. Closing

A. Closing Date. Consummation of the sale and the purchase contemplated by this Agreement shall take place on the date hereof at the offices of Brandt, Fisher, Alward & Roy, P.C.

A. Duties of Seller and the Shareholders at Closing. Contemporaneously with the performance by Buyer and Key of their obligations to be performed at the Closing, Seller and each of the Shareholders agree to, and shall deliver to Buyer at the Closing the following:

(1) Bills of Sale conveying all of the Assets to Buyer sufficient to convey, transfer to, and vest in Buyer, good and marketable title to all rights in the Assets, free and clear of any and all Encumbrances;

(1) Duly endorsed Certificates of Title conveying from Seller to Buyer all of those Assets for which a Certificate of Title is issued or required by an applicable governmental entity sufficient to convey, transfer to, and vest in Buyer, good and marketable title to all rights in those Assets, free and clear of any and all Encumbrances;

(1) Assignments conveying all of the Seller Permits to Buyer sufficient to convey, transfer to, and vest in Buyer, good and marketable title to all rights in the Seller Permits, free and clear of any and all Encumbrances;

(1) An Assignment of Contracts conveying all of the Contracts to Buyer sufficient to convey, transfer to, and vest in Buyer, good and marketable title to all rights in the Contracts, free and clear of any and all Encumbrances;

(1) A legal opinion from Seller's counsel in a form acceptable to Buyer; and

(1) Such other items that Buyer deems necessary or convenient to effect the transactions contemplated hereby.

A. Duties of Buyer and Key at Closing. Contemporaneously with the performance by Seller and each of the Shareholders of their obligations to be performed at the Closing, Buyer and Key agree to, and shall deliver to Seller at the Closing the following:

(1) The Cash Consideration;

(1) A copy of the Listing Application (as defined in Section 5.5 hereof);

(1) A legal opinion from Buyer's counsel in a form acceptable to Seller; and

(1) Such other items that Seller deems necessary or convenient to effect the transactions contemplated hereby.


                            I. Additional Agreements

Additional Agreements Noncompetition. Except as otherwise consented to or approved in writing by Buyer, the Seller and each of the Shareholders agree that for a period of 60 months following the date hereof, such party will not, directly or indirectly, acting alone or as a member of a partnership or a holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in any business in competition with the business or businesses conducted by Buyer (or Buyer's affiliates) or the Seller (or any of the Affiliated Companies) on the date hereof or in any service business the services of which are provided and marketed by Buyer (or Buyer's affiliates) or the Seller (or any of the Affiliated Companies) on the date hereof in any state of the United States, or in any foreign country in which Buyer (or Buyer's affiliates) or the Seller or any of the Affiliated Companies transact business on the date hereof; (ii) request any present customers or suppliers of the Seller (or any of the Affiliated Companies) to curtail or cancel their business with Buyer; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of Buyer (or Buyer's affiliates) or the Seller or any of the Affiliated Companies or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of Buyer (or Buyer's affiliates) to terminate his employment. The Seller and each of the Shareholders agree that if either the length of time or geographical as set forth in this Section 5.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. The obligations expressed in this Section 5.1 are in addition to any other obligations that the Seller and each of the Shareholders may have under the laws of any state requiring an employee of a business or a shareholder who sells its assets in a corporation to limit its activities so that the goodwill and business relations of employer and of the corporation whose assets it has sold (and any successor corporation) will not be materially impaired. The Seller and each of the Shareholders further agree and acknowledge that Buyer does not have any adequate remedy at law for the breach or threatened breach by the Seller or any of the
Shareholders of this covenant, and agree that Buyer may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin the Seller or such Shareholder from such breach or threatened breach. If any provisions of this Section 5.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. The Seller and each of the Shareholders acknowledge that the covenants set forth in this
Section 5.1 are being executed and delivered by such party in consideration of the covenants of Buyer contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged. Notwithstanding the foregoing provisions of this Section 5.1, the Seller and the Shareholders shall be entitled to:

(1) Continue to retain their current level of ownership in Cold Springs Water Company (a Michigan Corporation) (herein "Cold Springs") without being deemed to have violated their covenants contained in clause (i) of the first sentence of this Section 5.1 so long as Cold Springs (and/or its successors) only sell brine and do not otherwise transport brine or otherwise violate the provisions of this
Section 5.1; and

(1) Continue to own their current level of ownership in Hague Equipment, Inc., a Michigan Corporation, (herein "Hague Equipment") without being deemed to have violated their covenants contained in clause (i) of the first sentence of this
Section 5.1 so long as Hague Equipment only sells or leases equipment and does not otherwise violate the provisions of this Section 5.1.

A. Hiring Employees. Schedule 5.2 hereto is a complete and accurate listing of all employees of the Seller that are involved in the operation of the Assets (the "Employees"). Effective as of the date hereof, all of the Employees shall be terminated by the Seller. Buyer agrees to hire all of the Employees effective as of the date hereof, subject to such Employees meeting Buyer's standard employment eligibility requirements. All such Employees hired by Buyer shall be hired at the same hourly rates paid to them by Seller as of January 1, 1997, provided that such rates are reasonable and competitive in light of the position, duties and responsibilities of such Employees. In addition, such hired Employees will become participants in Buyer's employee benefit plans, including Buyer's medical plan, and shall receive credit for their seniority at Seller, to the extent allowable under Buyer's current contracts. All Employees hired by Buyer shall be at-will employees of Buyer and be bound by Buyer's personnel policies. Buyer shall have no liability or obligation with respect to any employee benefits of any Employee except those benefits that accrue pursuant to such Employees' employment with Buyer on or after the date hereof. The Seller and each of the Shareholders shall cooperate with Buyer in connection with any offer of employment from Buyer to the employees and use its best efforts to cause the acceptance of any and all such offers.

A. Allocation of Purchase Price. The parties hereto agree to allocate the purchase price paid by Buyer for the Assets hereunder as set forth on Schedule
5.3 hereto, and shall report this transaction for federal income tax purposes in accordance with the allocation so agreed upon. The parties hereto for themselves and for their respective successors and assigns covenant and agree that they will file coordinating Form 8594's in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with their respective income tax returns for the taxable year that includes the date hereof.

A. Name Change. The Seller and the Shareholders shall, within ten (10) days from the date hereof, cause to be filed (i) with the secretary of state of Seller's state of organization an amendment to the charter (or other applicable organization document) of Seller changing the name of Seller from its current name to a name that is not similar to such name, and (ii) with the appropriate authorities of Seller's state of organization and any other states such documents as are required to effect such name change, including without limitation, amendments or withdrawals of certificates of authority to do business and assumed name filings. The Seller and each of the Shareholders shall, within five (5) days from the date of receipt of confirmation of such filings from the applicable state authorities, cause to be delivered to Buyer copies of all such confirmations.

A. Issuance of Key Shares. On the date hereof, Key shall file an additional listing application with the American Stock Exchange requesting the listing of the Key Shares (the "Listing Application"). On the date Key receives notice of approval of such request, Key shall send written instructions to its transfer agent and registrar to issue, countersign and register one or more certificates representing the Key Shares in the name of Seller (or, if requested to do so in writing, in the name of some or all of the Shareholders) and deliver such certificate(s) to Seller at the address specified in Section 7.4 hereof. In the event that the American Stock Exchange does not approve the listing application, the parties hereto shall negotiate in good faith the appropriate consideration to replace such shares.

A. Registration Rights. Key has delivered to the Shareholders a copy of the Registration Right Agreement among Key, McMahan Securities Co. L.P. and Rauscher Pierce Refsnes, Inc. dated July 3, 1996 (the "Registration Rights Agreement") pursuant to which Key has agreed to (i) file a registration statement (the "Shelf Registration Statement") with the Securities and Exchange Commission (the "SEC") on or before April 3, 1997 registering the resale of certain shares of Key Common Stock issuable upon conversion of certain outstanding convertible debentures of Key and (ii) use its best efforts to cause the Shelf Registration Statement to be declared effective by the SEC on or before July 3, 1997. Key hereby agrees to include the resale of the Key Shares in the Shelf Registration Statement; provided, that (i) each of the Shareholders shall have all duties and obligations of a "Holder" under the Registration Rights Agreement and (ii), notwithstanding the inclusion of the resale of the Key Shares in the Shelf Registration Statement, the Shareholders shall have no right to participate in an underwritten offering of Key Common Stock by those debenture holders, if any, exercising their rights under the Registration Rights Agreement. In the event that the Shelf Registration Statement is not declared effective by the SEC by July 3, 1997, Seller shall have the right (the "Put Right") to require Key to purchase the Key Shares from Seller for an aggregate purchase price equal to the aggregate market value of the Key Shares calculated using the per share closing price on July 3, 1997 as reported by the American Stock Exchange. The Put Right shall be exercised by delivery of written notice to Key on or before August 3, 1997, after which date the Put Right shall expire.

A. Possession of Tangible Personal Property and Inventories. Possession of the Assets shall be deemed to have passed from Seller to Buyer on the date hereof. All Tangible Personal Property and Inventories shall be delivered to Buyer on the date hereof at Seller's sole cost and expense.

A. Proration of Expenses. The parties further agree that the following obligations shall be prorated as follows:

(1) All utility charges incurred by Sellers in the Businesses prior to the date of Closing shall be paid by Seller. The Buyer shall be responsible for the utility charges incurred by the Assets and/or Businesses purchased by Buyer after the date hereof.

(1) The Seller shall pay a prorata share of the personal property taxes for the Assets sold by the Seller to Buyer for all years prior to the Closing and a prorata share of all such taxes for 1997, prorated to the date hereof, in accordance with the standards of practice in Kalkaska County, Michigan. If the actual taxes for the current year are not known as of the date hereof, the apportionment of taxes shall be upon the basis of taxes for the immediate preceding year, provided that, if taxes for the current year are thereafter determined to be more or less for the taxes for the preceding year (after any appeal of the assessed valuation thereof is concluded), Seller and Buyer promptly shall adjust the proration of such taxes and Seller and/or Buyer, as the case may be, shall pay to the other any amount required as a result of such adjustment and as a covenant shall survive the Closing.

(1) The Seller shall pay all taxes, whether federal, state or local, assessed against the Assets or the Businesses for that period of time prior to the date hereof, including any and all

  sales  taxes,  use  taxes,   unemployment
compensation taxes or taxes arising out of the fact that Seller hired employees. sales taxes, use taxes, unemployment compensation taxes or taxes arising out of the fact that Seller hired employees.

(1) All other costs or expenses arising out of the Assets or the Businesses prior to the date hereof.

A. Construction of Building. Subsequent to the Closing Date the Seller agrees to construct a building for the Buyer on the property described on Schedule 5.9 according to plans that will hereafter be agreed upon by the Buyer and the Seller. The Seller shall not be required to spend more than Three Hundred Thousand Dollars ($300,000.00) for the construction of this building. After closing the Buyer shall have thirty (30) days to cancel this obligation of the Seller. In that event, the Seller shall forthwith refund Buyer Three Hundred Thousand Dollars ($300,000.00). Unless otherwise agreed in writing by the Buyer, this sum shall be paid in the form of a cashier's check, bank check or wire transfer of immediately available funds.

A. Consultant Fees. The Buyer agrees that it shall be responsible for and save the Seller and Shareholders harmless from those consultant fee charges set forth in Schedule 5.10 hereof.

A. Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effect the transactions contemplated hereby.


                               I. Indemnification

Indemnification Indemnification by the Seller and the Shareholders. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, the Seller and each of the Shareholders shall, jointly and severally, indemnify, defend and hold harmless Buyer and its officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitee shall incur or suffer, which arise, result from or relate to (i) any breach of, or failure by the Seller, any of the Affiliated Companies or any of the Shareholders to perform, their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by the Seller, the Affiliated Companies or each of the Shareholders under this Agreement; and (ii) the Retained Liabilities. Notwithstanding these provisions, the Buyer shall have no claim against the Seller or the Shareholders for the first Ten Thousand Dollars worth of Damages pursuant to this Section 8.1. In addition, the Seller and the Shareholders' total liability for Damages pursuant to this Section 8.1 shall not exceed Eight Million Eight Hundred Thousand Dollars (herein "Indemnification Cap"). In determining if the Indemnification Cap has been reached, Seller and Shareholders shall be entitled to aggregate any indemnification paid by Seller or Shareholders pursuant to (a) this Agreement,
(b) a separate Asset Purchase Agreement between Buyer and Kalkaska Construction Service, Inc. dated March 31, 1997, and closed simultaneously with this Agreement, and (c) a Stock Purchase Agreement between the Buyer and Shareholders dated March 31, 1997, and closed simultaneously with this Agreement.

A. Indemnification by Buyer and Key. In addition to any other remedies available to Seller under this Agreement, or at law or in equity, Buyer and Key shall, jointly and severally, indemnify, defend and hold harmless each of the Shareholders and the Seller and its officers, directors, employees and agents against and with respect to any and all Damages that such indemnitees shall incur or suffer, which arise, result from or relate to any breach of, or failure by Buyer or Key to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Seller by or on behalf of Buyer or Key under this Agreement.

A. Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section 6.1 or 6.2 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article 6, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.


                                I. Miscellaneous

A. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements made by the parties hereto shall survive indefinitely without limitation, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive without limitation despite any investigation made by any party hereto or on its behalf.

A. Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

A. Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

A. Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested.

If to Buyer
Addressed to:                               With a copy to:
WellTech Eastern, Inc.                      Key Energy Group, Inc.
Kenneth C. Hill                             Two Tower Center, Tenth Floor
5976 Venture Way                            East Brunswick, New Jersey 08816
Mt. Pleasant, Michigan 48858                Attn: General Counsel
Facsimile: (517) 773-0229
   Facsimile:  (908) 247-5148

                                                      and

                                            Steven W. Martineau
                                            Lynch, Gallagher, Lynch &
                                            Martineau, P.L.L.C.
                                            555 N. Main St., P.O. Box 446
                                            Mt. Pleasant, Michigan 48804-0446
                                            Facsimile: (517) 773-2107

If to a Seller or a Shareholder

Addressed to:                               With a copy to:
Kalkaska Construction, Inc.                 Donald Brandt
418 S. Maple                                Brandt, Fisher, Alward & Roy, P.C.
Kalkaska, Michigan 49646                    401 Munson Avenue, P.O. Box 5817
Attn: Dennis Hogerheide                     Traverse City, Michigan 49696-5817
Facsimile: (616) 258-6113                   Facsimile: (616) 941-9568

Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

A. Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

A. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

A. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

A. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of Michigan.


                            [SIGNATURE PAGES FOLLOW]
IN WITNESS WHEREOF, the Shareholders have executed this Agreement and the other parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.
                                      WELLTECH EASTERN, INC.


                                      By:
                                      Name:
                                      Title:


                                      KEY ENERGY GROUP, INC.


                                      By:
                                      Name:
                                      Title:


                                      KALKASKA CONSTRUCTION SERVICE, INC.


                                      By:
                                      Name:
                                      Title:


                                      THE SHAREHOLDERS:


                                      ----------------------------------
                                      Dennis Hogerheide

                                      ----------------------------------
                                      LaWenda Hogerheide

                                      ----------------------------------
                                      David Hogerheide

                                      ----------------------------------
                                      Derek Hogerheide

                                  SCHEDULE 1.1

                              Affiliated Companies

Kalkaska Production, Inc.

BMG, Inc.

W & J Enterprises, Inc.


                                 SCHEDULE 1.1(a)

                           Tangible Personal Property


All of those items of personal property listed in the Appraisal prepared by Superior Appraisals dated July 23, 1996. All other items of tangible personal property used in the Businesses not conveyed pursuant to an Asset Purchase Agreement dated March 31, 1997, between the Buyer and Seller and completed simultaneously with this transaction.


                                 SCHEDULE 1.1(d)

                              Leases and Contracts



                                 SCHEDULE 1.1(e)

                                     Permits


Michigan Public Service Commission Permit No. 15918.


                                  SCHEDULE 1.2

                                 Excluded Assets





                               SCHEDULE 2.1.11(a)


                            Environmental Conditions


None except as set forth in Schedule 3.20 attached to a Stock Purchase Agreement between the Buyer and the Shareholders, said Stock Purchase Agreement being closed simultaneously with this Asset Purchase Agreement.

                               SCHEDULE 2.1.11(b)

                    Hazardous Materials Being Used by Seller


None except that the Seller hauls brine and other oilfield related substances which may or may not contain Hazardous Materials.

                                 SCHEDULE 2.1.12

                                 Labor Disputes


None.


                                 SCHEDULE 2.1.13

                            Investigations/Litigation


None.


                                 SCHEDULE 2.1.2

                              List of Shareholders


Dennis Hogerheide, LaWenda Hogerheide, David Hogerheide and Derek Hogerheide



                                SCHEDULE 2.1.4(a)

                         Condition of Personal Property


Case 721 Loader - bad engine

Unit 11- being used for parts

Unit 94 - being used for parts

Pick-up #609 - destroyed


                                SCHEDULE 2.1.4(b)

                               Notice of Violation


None.



                                 SCHEDULE 2.1.8

                              Financial Statements


                                 SCHEDULE 2.1.9

                                     Changes


None except as otherwise set forth in any Schedule to this Asset Purchase Agreement.










                                  SCHEDULE 5.10

                                 Consultant Fees


Consultant fee costs for the following Environmental Site Assessments:

(1)  Phase  I  and  Phase  II   Environmental   Site   Assessment   dated  March
$_____________________ ___, 1997, prepared by Environmental Consultants and Services, Inc., covering the Holdeman #1 site.

(2) Phase I and limited Phase II  Environmental  Site Assessment dated March 12,
1997,   prepared   by   Soil   and   Materials    Engineers,    Inc.,   covering
$_____________________ the Kibler-Mather #1-27 site.

(3) Phase I and limited Phase II  Environmental  Site Assessment dated March 12,
1997,   prepared  by  Soil  and   Materials   Engineers,   Inc.,   covering  the
Barber-Kopicko #1-6 site. $_____________________

(4) Phase I and Phase II Environmental Site Assessment dated March 14, 1997, prepared by Environmental Consultants and Services, Inc., covering the Simpson #1-9 site. $_____________________

(5) Phase I and Phase II Environmental Site Assessment dated March 14, 1997, prepared by Environmental Consultants and Services, Inc., covering the Miller #23-41 site.

(6)  Phase  I  and  Phase  II   Environmental   Site   Assessment   dated  March
$_____________________ 14, 1997, prepared by Environmental Consultants and Services, Inc., covering the Wedow #2-28 site.

(7) Phase I and Phase II Environmental Site Assessment dated March 14, 1997, prepared by Environmental Consultants and Services, Inc., $_____________________ covering the State-Blair #5-21 site.

TOTAL:


$---------------------



$---------------------


                                  SCHEDULE 5.2

                                List of Employees


                                  SCHEDULE 5.3

                        Allocation of the Purchase Price


Tangible Personal Property          _____________________

Inventory                           _____________________

Intellectual Property               _____________________

Contracts                           _____________________

Covenant Not to Compete             _____________________


                  TOTAL:            $3,213,365














                           Asset Purchase Agreement #2

                                      among

                             WellTech Eastern, Inc.,

                             Key Energy Group, Inc.

                       Kalkaska Construction Service, Inc.

                               Dennis Hogerheide,
                               LaWenda Hogerheide,
                                David Hogerheide
                                       and
                                Derek Hogerheide